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HERBEIN + COMPANY, INC.


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

         We have read the change of accountants statements made by Pegasus Communications Corporation in the "Experts" section in the Form S-1 Registration Statement of Pegasus Communications Corporation for the initial registration of Class A Common Stock. We agree with the explanation as stated.


/s/ HERBEIN + COMPANY, INC.
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HERBEIN + COMPANY, INC.




Reading, Pemsylvania,
May 31, 1996